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                                  Exhibit 23.2




                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-59670) pertaining to the Valassis Communications, Inc. 1992 Long-Term Incentive Plan and the Valassis Communications, Inc. 1992 Non-Employee Directors' Stock Compensation Plan, in the Registration Statement (Form S-8 No. 333-00022) pertaining to the Valassis Communications, Inc. 1992 Long-Term Incentive Plan, in the Registration Statement (Form No. 333-00024) pertaining to the Valassis Communications, Inc. Employees' 401(k) Retirement Savings Plan, the Valassis Communications, Inc. Employee Stock Purchase Plan, the Valassis Communications, Inc. Employee and Director Restricted Stock Award Plan and the Valassis Communications, Inc. Executive Restricted Stock Award Plan in the Registration Statement (Form S-8 No. 333-52919) pertaining to the Valassis Communications, Inc. 1992 Long-Term Incentive Plan, and in the Registration Statement (Form S-8 No. 333-74263) pertaining to the Valassis Communications, Inc. Amended and Restated 1992 Long-Term Incentive Plan of our report dated February 10, 1997, with respect to the 1996 consolidated financial statements and schedule (prior to restatement for the change in accounting for inventory costs, as described in Note 2; and the segment information in Note 13) of Valassis Communications, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1998.




                                          ERNST & YOUNG LLP



Detroit, Michigan
March 23, 1999

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